SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2011

TMS International Corp.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35128	20-5899976
(Commission File Number)	(IRS Employer Identification No.)

12 Monongahela Avenue, P.O. Box 2000, Glassport, PA	15045
(Address of Principal Executive Offices)	(Zip Code)

(412) 678-6141

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On April 29, 2011, TMS International Corp. (the “Company”) issued a press release announcing that it had completed the issuance and sale of an additional 1,680,000 shares of its Class A Common Stock at a public offering price of $13 per share pursuant to the full exercise of the overallotment option granted to the underwriters in connection with the Company’s initial public offering. In total, including the overallotment option, the Company has issued 10,880,000 shares of Class A common stock in its initial public offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Following the issuance and sale of shares pursuant to the overallotment option, the Company has 39,255,973 shares of common stock outstanding, of which 12,880,000 shares are Class A common stock and 26,375,973 shares are Class B common stock.

The information included in this Current Report on Form 8-K (including the exhibits hereto) under this Item 7.01 is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K (including the exhibits hereto) under this Item 7.01 will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated as of April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.

Date: April 29, 2011	By:	/s/ Thomas E. Lippard
	Name:	Thomas E. Lippard
	Title:	Executive Vice President, General Counsel and Secretary

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